EXHIBIT 99.1

                          LAS AMERICAS BROADBAND, INC.
                             20031 VALLEY BOULEVARD
                               TEHACHAPI, CA 93561

                                February 27, 2001



Mr. and Mrs. Joseph R. Trahan
_____________________________
_____________________________


Dear Mr. and Mrs. Trahan:

         Reference is made to the Agreement and Plan of Merger dated as of December 19, 2000, by and among InfoAmerica, Inc., a Colorado corporation, IFOA Acquisition Corp., a California corporation, Technical Services Broadband, Inc., a California corporation and Joseph R. Trahan and Sherrey D. Trahan (the "Agreement"). Capitalized terms used herein but not otherwise defined shall have the same respective meanings herein as are ascribed in the Agreement.

         This letter hereby confirms our understanding and agreement that pursuant to Section 2 of the Agreement, the Purchase Price shall be re-calculated. The initial Purchase Price was $575,000, which was calculated based on the Projected Cash Flow of the Company multiplied by two (2), and included a deduction in the amount of $25,000 as repayment for an advance made to the Company by InfoAmerica, Inc.

         The parties hereby agree that, notwithstanding anything to the contrary contained in Section 2 of the Agreement, (A) the Purchase Price shall consist of
(i) $110,000 in cash (which amount is being paid to the Shareholders on the date hereof) and (ii) 125,000 shares of IFOA Common Stock (the "Stock Portion"), and that (B) upon the issuance to the Shareholders of the Stock Portion, the Purchase Price, as adjusted, shall be paid in full.

         Except to the extent modified hereby, the Agreement shall remain unmodified and in full force and effect in accordance with the terms and conditions thereof.

         This letter agreement shall be construed and interpreted in accordance with the laws of the State of California applicable to agreements made and to be performed in said State.

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         If the foregoing  correctly  reflects our agreement,  please sign below and return this letter to the undersigned.

                                        Very truly yours,

                                        LAS AMERICAS BROADBAND, INC.
                                        (formerly, InfoAmerica, Inc.)


                                        By: /s/ Richard G. Lubic
                                            -----------------------------------
                                            Name: Richard G. Lubic
                                            Title: President and Chief Executive
                                                   Officer

AGREED:

/s/ Joseph R. Trahan
----------------------------
Joseph R. Trahan


/s/ Sherrey D. Trahan
----------------------------
Sherrey D. Trahan


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